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                                                                   Exhibit 99(a)

                               RAYCHEM CORPORATION

           FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996

         Participating subsidiaries in the Amended and Restated
         1984 Employee Stock Purchase Plan for United States employees and employees of certain domestic and foreign subsidiaries.



The following subsidiaries of Raychem Corporation have been designated by the Administrator to participate in the Plan:


Compagnie Francaise des Isolants (CFI)
K.K. Raychem
Raychem A.G.
Raychem A/S (Denmark)
Raychem (Australia) Proprietary, Ltd.
Raychem Gesellschaft m.b.H.
Raychem GmbH
Raychem (H.K.) Limited
Raychem International Corporation
Raychem Korea Ltd.
Raychem Limited
Raychem (Nederland) Besloten Vennootschap
Raychem New Zealand Limited
Raychem N.V.
Raychem OY
Raychem S.A.
Raychem, S.A.
Raychem Saudi Arabia Limited
Raychem Singapore Pte. Limited
Raychem S.p.A.
Raychem Taiwan Limited
Remtek International Corporation
Sigmaform France S.A.R.L.
Sigmaform U.K. Limited
Sigmaform GmbH
Elo TouchSystems, Inc.